China Broadband to Acquire AdNet China

Acquisition enhances China Broadband’s position as leading provider of value-added services

NEW YORK, NY—China Broadband, Inc. (OTC BB: CBBD), a provider of cable broadband services and publisher of digital and analog program guides in the Shandong Province of China, today announced that is has signed an agreement to acquire AdNet Media Technologies Co., Ltd. (“AdNet China”), a Beijing company, focused on the delivery of multimedia advertising content to internet cafés in China. The companies have entered into a binding letter of intent to close the acquisition within 30 days of the date of announcement.

Pursuant to the letter of intent, China Broadband has agreed to purchase AdNet China in exchange for stock only.  In addition, certain executives of AdNet will be appointed as officers and/or directors of China Broadband at closing.

AdNet China currently operates and is licensed to operate in 29 provinces in China with servers in five data centers including Wuhan, Wenzhou, Yantai, Yunan and with a master distribution server in Tongshan.  Partnering with a local advertisement agency, AdNet China provides a network for multiple tens of thousands of daily video ad insertions to entertainment content traffic (movies, music, video, and games).  The Company projects a target service initiation of over 3,000 cafés during the first quarter of 2009 with a plan to triple that by the end of the year.

“The combination of China Broadband and AdNet China is a strategic move to rapidly broaden our platform of broadband and value-added services and increase our access to the several hundred millions of Internet users in China,” reports Marc Urbach, President of China Broadband. “This acquisition will produce synergies that further demonstrate our ongoing commitment to offer cross-media capabilities while monetizing the tremendous market opportunity.”

“AdNet China enables us to leverage our footprint coverage of internet café users to promote content and context-sensitive advertisements that are location-based, real-time, and content relevant-based,” says Wang Yingqi, COO of AdNet. “Together, both companies will deliver significant resources and solutions to the large addressable market in the PRC.”

The company plans to provide additional information in SEC filings. Under the terms of the agreement, leadership of the combined corporation will remain with the acquiring entity.  The combined company gains the knowledge and experience of using multimedia networks to support distributed advertisement insertion. With this the management believes the company can offer geographically sensitive targeted advertisements and promote services and entertainment delivery nationwide.

About China Broadband

China Broadband is a new player in China's growing cable broadband market and more recently, electronic programming guide publication business and print media markets. The Company's flagship operation is Jinan Jia He Broadband, also known as Jinan Broadband, the fifth largest broadband operator in China and the second largest broadband service provider in Shandong's capital city of Jinan.  A spin-off of Jinan Jia He Digital TV Co. Ltd., Jinan Jia He Broadband has a close equity bond with Jinan Cable Network, the cable monopoly in Jinan with 1.3 million cable TV subscribers. The company, through its Shandong Group subsidiary, also publishes digital and analog television program guides, newspapers and entertainment magazines. It holds the exclusive license to publish television program guides in Shandong Province, which is one of the largest regional economies in China.

For more information, visit http://www.chinabroadband.tv

Disclosure

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission.

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